JETBLUE AIRWAYS RETIREMENT PLAN
Amended and Restated Effective as of January 1, 2013

Article I	DEFINITIONS 1

Article II	ADMINISTRATION 15

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER 15

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY 16

2.3	POWERS AND DUTIES OF THE ADMINISTRATOR 16

2.4	RECORDS AND REPORTS 17

2.5	APPOINTMENT OF ADVISERS 17

2.6	PAYMENT OF EXPENSES 17

2.7	CLAIMS PROCEDURE 18

2.8	CLAIMS REVIEW PROCEDURE 18

Article III	ELIGIBILITY 19

3.1	CONDITIONS OF ELIGIBILITY 19

3.2	EFFECTIVE DATE OF PARTICIPATION 19

3.3	DETERMINATION OF ELIGIBILITY 19

3.4	TERMINATION OF ELIGIBILITY 20

3.5	OMISSION OF ELIGIBLE EMPLOYEE 20

3.6	INCLUSION OF INELIGIBLE EMPLOYEE 20

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE 20

Article IV	CONTRIBUTION AND ALLOCATION 21

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION 21

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION 23

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION 27

4.4	ALLOCATION OF CONTRIBUTION AND EARNINGS 27

4.5	ACTUAL DEFERRAL PERCENTAGE TESTS 31

4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS 33

4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS 35

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS 37

4.9	MAXIMUM ANNUAL ADDITIONS 40

4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS 42

4.11	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS 43

4.12	DIRECTED INVESTMENT ACCOUNT 46

4.13	QUALIFIED MILITARY SERVICE 48

Article V	VALUATIONS 48

5.1	VALUATION OF THE TRUST FUND 48

5.2	METHOD OF VALUATION 48

Article VI	DETERMINATION AND DISTRIBUTION OF BENEFITS 49

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT 49

6.2	DETERMINATION OF BENEFITS UPON DEATH 49

6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY 51

6.4	DETERMINATION OF BENEFITS UPON TERMINATION 51

6.5	DISTRIBUTION OF BENEFITS 52

6.6	DISTRIBUTION OF BENEFITS UPON DEATH 54

6.7	TIME OF SEGREGATION OR DISTRIBUTION 55

6.8	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY 55

6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN 55

6.10	PRE-RETIREMENT DISTRIBUTION 56

6.11	ADVANCE DISTRIBUTION FOR HARDSHIP 56

6.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION 58

6.13	LATEST TIME FOR MAKING DISTRIBUTION TO A TERMINATED PARTICIPANT 58

6.14	MILITARY WITHDRAWALS 58

Article VII	TRUSTEE 58

7.1	BASIC RESPONSIBILITIES OF THE TRUSTEE 58

7.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE 60

7.3	OTHER POWERS OF THE TRUSTEE 60

7.4	LOANS TO PARTICIPANTS 62

7.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS 64

7.6	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES 64

7.7	ANNUAL REPORT OF THE TRUSTEE 64

7.8	AUDIT 65

7.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE 65

7.10	TRANSFER OF INTEREST 66

7.11	TRUSTEE INDEMNIFICATION 67

7.12	DIRECT ROLLOVER; MANDATORY DISTRIBUTIONS 67

7.13	EMPLOYER SECURITIES AND REAL PROPERTY 69

Article VIII AMENDMENT, TERMINATION AND MERGERS	69

8.1	AMENDMENT 69

8.2	TERMINATION 70

8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS 71

Article IX	TOP HEAVY PROVISIONS 71

9.1	TOP HEAVY PLAN REQUIREMENTS 71

9.2	DETERMINATION OF TOP HEAVY STATUS 71

Article X	MISCELLANEOUS 74

10.1	PARTICIPANT’S RIGHTS 74

10.2	ALIENATION 74

10.3	CONSTRUCTION OF PLAN 75

10.4	GENDER AND NUMBER 75

10.5	LEGAL ACTION 76

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS 76

10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE 76

10.8	INSURER’S PROTECTIVE CLAUSE 77

10.9	RECEIPT AND RELEASE FOR PAYMENTS 77

10.10	ACTION BY THE EMPLOYER 77

10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY 77

10.12	HEADINGS 78

10.13	APPROVAL BY INTERNAL REVENUE SERVICE 78

10.14	UNIFORMITY 78

Article XI	MINIMUM DISTRIBUTION REQUIREMENTS 78

11.1	GENERAL RULES 78

11.2	TIME AND MANNER OF DISTRIBUTION 79

11.3	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME 80

11.4	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH 80

11.5	DEFINITIONS 81

11.6	REQUIRED MINIMUM DISTRIBUTIONS FOR 2009 82

JETBLUE AIRWAYS RETIREMENT PLAN
JetBlue Airways Corporation (the “Employer”) established the JetBlue Airways Retirement Plan (the “Plan”) effective as of October 1, 1999. The Plan was formerly known as the JetBlue Airways Corporation 401(k) Retirement Plan. The Plan was subsequently amended and restated in its entirety on December 31, 2001, and was subsequently amended by five additional amendments. The Plan was amended and restated in its entirety, effective January 1, 2005, except as otherwise provided herein. The Plan was again amended and restated in its entirety, generally effective as of January 1, 2009, to reflect changes required under the Pension Protection Act of 2006, the Heroes Earnings Assistance and Relief Act of 2008, the Worker, Retiree and Employer Recovery Act of 2008 and to incorporate prior amendments. The Plan is now amended and restated in its entirety, generally effective as of January 1, 2013, to incorporate prior amendments and to make certain desired changes.

Article I
Article IIDEFINITIONS
1.“Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
2.“Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.
3.“Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(0).
4.“Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.
5.“Anniversary Date” means the last day of the Plan Year.
6.“Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.2 and 6.6.
7.“Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.
8.“Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for the taxable year of the Participant ending with or within the Plan Year for which the Employer is required to furnish annually to the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
For purposes of this Section, the determination of Compensation shall be made by:
(a)excluding, for purposes of the Employer’s discretionary profit sharing contributions pursuant to Section 4.1(c), the following items: per diem allowances and other similar types of expense reimbursements; the value of company-paid group term life insurance; the value of other non-cash fringe benefits, such as incentive passes and “positive space” travel benefits; moving allowances, relocation adjustments and other similar payments and allowances; automobile expense allowances and reimbursements; annual bonuses to officers and directors, but not excluding cash incentive awards and other types of cash bonuses to Employees other than officers and directors; signing bonuses and other similar payments received in connection with becoming employed; “in lieu of” payments made to Highly Compensated Employees affected by the provisions of Section 4.10(a)(1); PTO payouts; any taxable compensation that may result from the grant or exercise of stock-based compensation; any other type of deferred compensation; severance pay and payments in the nature of severance benefits; non-taxable sick pay, workers compensation payments and payments under short-term and long-term disability plans; and payments under a pilots’ loss of license income replacement plan.
(b)excluding, for purposes of salary reduction elections pursuant to Section 4.2 and Employer matching contributions pursuant to Section 4.1(b), the following items: per diem allowances and other similar types of expense reimbursements; the value of company-paid group term life insurance; the value of other non-cash fringe benefits, such as incentive passes and “positive space” travel benefits; moving allowances, relocation adjustments and other similar payments and allowances; automobile expense allowances and reimbursements; signing bonuses and other similar payments received in connection with becoming employed; “in lieu of” payments made to Highly Compensated Employees affected by the provisions of Section 4.10(a)(1); any taxable compensation that may result from the grant or exercise of stock-based compensation; any other type of deferred compensation; severance pay and payments in the nature of severance benefits; non-taxable sick pay; workers compensation payments and payments under any long- term disability plan; and payments under a pilots’ loss of license income replacement plan.
(c)including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.
For a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation in the component of the Plan for which Compensation is being used pursuant to Section 3.2.
Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall include only the portion of his Compensation earned while the Employee is an Eligible Employee.
Effective January 1, 2009, Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.

9.“Contract” or “Policy” means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control
10.“Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a). Unless specifically stated otherwise or unless otherwise required under Section 402A of the Code or the Regulations thereunder, Roth 401(k) Contributions shall be treated as Deferred Compensation for all purposes under the Plan. Effective for Plan Years beginning after December 31, 2007, Compensation for purposes of this paragraph shall not include any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code. Compensation will include Post-Severance Compensation only to the extent that the processing of the relevant pay check began prior to the processing of the severance from employment. For purposes of determining matching contributions under Section 4.1(b), Deferred Compensation shall not include any Profit Sharing Deferral made pursuant to Section 4.2(a).
11.“Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant; provided, however, that one of such Designated Investment Alternatives shall invest primarily in Employer stock.
12.“Directed Investment Option” means one or more of the following:
(a)a Designated Investment Alternative.
(b)any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.
13.“Early Retirement Date.” This Plan does not provide for a retirement date prior to Normal Retirement Date.
14.“Elective Contribution” means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference. Unless specifically stated otherwise or unless otherwise required under Section 402A of the Code or the Regulations thereunder, Roth 401(k) Contributions will be treated as Elective Contributions for all purposes under the Plan.
15.“Eligible Employee” means any Employee except as specified below. Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.
Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.
Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3).
Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.
Employees in the following additional classifications: (a) interns, including student interns; (b) residents of Puerto Rico; (c) customer service representatives employed on a short-term, seasonal basis (e.g., during holiday periods).
For purposes of Employer contributions described in Section 4.1(c), Employees employed by LiveTV, LLC.

16.“Employee” means any person who is employed by the Employer.
17.“Employer” means JetBlue Airways Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of New York.
18.“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified nonelective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.
19.“Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b).
20.“Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Sections 9.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).
21.“Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.
22.“Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.
23.“Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:
(a)the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer, or
(b)the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.
Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.
24.“Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.
25.“415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
Notwithstanding the preceding, “415 Compensation” shall also include Post-Severance Compensation. The term “Post-Severance Compensation” means the following amounts paid after an Employee’s severance from employment to the extent that such amounts are paid to the Employee by the later of 2½ months after the Employee’s severance from employment and the end of the “limitation year” that includes the Employee’s date of severance from employment:
(a)The payment of regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, provided that the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.
(b)Payments for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued and such amounts would have been included in the definition of “415 Compensation” if they had been paid prior to the Employee’s severance from employment, but only to the extent that the processing of the relevant pay check began prior to the processing of the severance from employment.
Compensation in excess of $200,000 (as adjusted in accordance with section 401(a)(17)(B) of the Code) shall be disregarded for purposes of this Section.
Effective January 1, 2009, 415 Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.
26.“414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.
Effective January 1, 2009, 414(s) Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.

27.“Highly Compensated Employee” means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:
(a)was a “five percent owner” as defined in Section 1.32(c) at any time during the “determination year” or the “lookback year”; or
(b)for the “lookback year” had “415 Compensation” from the Employer in excess of $80,000 and was in the Top-Paid Group for the “lookback year”. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.
The “determination year” means the Plan Year for which testing is being performed, and the “lookback year” means the immediately preceding twelve (12) month period.
A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the “determination year,” in accordance with Regulation 1.414(q)-1T, A4 and IRS Notice 9745 (or any superseding guidance).
In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.
In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”
28.“Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.
29.“Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, layoff, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).
Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an

Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
Notwithstanding the foregoing, for purposes of vesting hereunder, a Participant shall be credited with Hours of Service on the basis of his payroll period in accordance with the equivalencies set forth in Department of Labor regulation 2530.200b-3(e)(1), which is incorporated herein by reference.
For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

30.“Income” means the income or losses allocable to Excess Deferred Compensation, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(f). With respect to Excess Contributions or Excess Aggregate Contributions for Plan Years beginning January 1, 2006 and January 1, 2007 only or Excess Deferred Compensation for the Plan Year beginning January 1, 2007 only, Income shall include the allocable gain or loss for the period between the end of the Plan Year and the date of distribution or forfeiture (or a date that is no more than seven days prior to the date of distribution or forfeiture).
31.“Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.
32.“Key Employee” means an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual 415 Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder.
33.“Late Retirement Date” means the first day of the month coinciding with or next following a Participant’s actual Retirement Date after having reached Normal Retirement Date.
34.“Leased Employee” means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer.
35.“Non-Elective Contribution” means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the “Actual Deferral Percentage” tests.
36.“Non-Highly Compensated Participant” means, for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.
37.“Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been a Key Employee.
38.“Normal Retirement Age” means the Participant’s 60th birthday. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age.
39.“Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.
40.“1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.
41.“Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.
42.“Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section ‘4.12 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.
43.“Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.
A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.
44.“Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account and Participant’s Account.
45.“Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.
46.“Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions. A Participant’s Roth 401(k) Account will be deemed to be a subaccount of the Participant’s Elective Account; provided, however, that, notwithstanding any Plan provision to the contrary, the Participant’s Roth 401(k) Account will be subject to separate accounting, and no contributions other than Roth 401(k) Contributions and properly attributable earnings, losses and expenses will be allocated to each Participant’s Roth 401(k) Account.
47.“Participant’s Transfer/Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/

or with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 4.11.
A separate accounting shall be maintained with respect to that portion of the Participant’s Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and “rollovers.”
48.“Plan” means this instrument, including all amendments thereto.
49.“Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced October 1st.
50.“Profit Sharing Amount” means a discretionary profit sharing payment, if any, by the Employer attributable to a Plan Year ending or after December 31, 2012 and payable to the Participant in 2013 or later that exceeds 5% of eligible compensation pursuant to Section 4.1(c).
51.“Profit Sharing Deferral” means the portion of a Participant’s Compensation that is reduced in accordance with Section 4.2(a) and with respect to which a corresponding contribution is made to the Plan by the Employer.
52.“Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.6(b) and Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.
53.“Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time. Any reference to Regulations under the Plan shall be deemed to include a reference to any successor to such Regulations.
54.“Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.
55.“Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date (see Section 6.1).
56.“Roth 401(k) Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from Roth 401(k) Contributions. Contributions and withdrawals of Roth 401(k) Contributions will be credited and debited to the Roth 401(k) Account maintained for each Participant. No contributions other than Roth 401(k) Contributions and properly attributable earnings, losses and expenses will be allocated to each Participant’s Roth 401(k) Account.
57.“Roth 401(k) Contribution” means a deferral election made pursuant to Section 4.2 of the Plan that is:
(a)designated irrevocably by the Participant at the time of the election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and
(b)treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
58.“Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.
59.“Top Heavy Plan” means a plan described in Section 9.2(a).
60.“Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy

Plan.
61.“Top-Paid Group” means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are nonresident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:
(a)Employees with less than six (6) months of service;
(b)Employees who normally work less than 17½ hours per week;
(c)Employees who normally work less than six (6) months during a year; and
(d)Employees who have not yet attained age twenty-one (21).
In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.
The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.
62.“Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.
63.“Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.
64.“Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.
65.“Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants’ accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.
66.“Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.
67.“Year of Service” means the 12-month computation period set forth below during which an Employee is credited with at least 1,000 Hours of Service.
For vesting purposes, the computation period is the fiscal period based upon which a Participant’s Compensation for the Plan Year is determined for purposes of Section 1.8.
Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).
Years of Service with any Affiliated Employer shall be recognized.
Years of Service with LiveTV, LLC and its predecessors shall be recognized.

Article III
Article IVADMINISTRATION

1.	POWERS AND RESPONSIBILITIES OF THE EMPLOYER
(a)In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.
(b)The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.
(c)The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.
(d)The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.	DESIGNATION OF ADMINISTRATIVE AUTHORITY
The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

3.	POWERS AND DUTIES OF THE ADMINISTRATOR
The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.
The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:
(a)the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;
(b)to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;
(c)to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;
(d)to maintain all necessary records for the administration of the Plan;
(e)to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;
(f)to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;
(g)to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;
(h)to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;
(i)to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;
(j)to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;
(k)to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and
(l)to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

4.	RECORDS AND REPORTS
The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

5.	APPOINTMENT OF ADVISERS
The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

6.	PAYMENT OF EXPENSES
All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

7.	CLAIMS PROCEDURE
Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

8.	CLAIMS REVIEW PROCEDURE
Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be afforded a reasonable opportunity for a full and fair review of such decision under a claims review procedure established by the Administrator. Such claims review procedure shall comply with the requirements of Department of Labor regulation 2560.503-1, as amended from time to time.
The foregoing claims procedures described in Section 2.7 and this Section 2.8 shall be administered in accordance with Section 503 of ERISA and guidance issued thereunder. Any written notice required to be given to the claimant may, at the option of the Administrator and in accordance with guidance issued under Section 503 of ERISA, be provided electronically. In no event may a claim for benefits be filed by a claimant more than 120 days after the applicable “Notice Date,” as defined below.
In any case where benefits are paid to the claimant as a lump sum, the Notice Date shall be the date of payment of the lump sum.

In any case where the Plan (prior to the filing of a claim for benefits) determines that an individual is not entitled to benefits (for example (without limitation) where an individual terminates employment and the Plan determines that he has not vested) and the Plan provides written notice to such person of its determination, the Notice Date shall be the date of the individual's receipt of such notice.
In any case where the Plan provides an individual with a written statement of his account as of a specific date or the amounts credited to, or charged against, his account within a specified period, the Notice Date with regard to matters described in such statement shall be the date of the receipt of such notice by such individual (or beneficiary).
In no event may any legal proceeding regarding entitlement to benefits or any aspect of benefits under the Plan be commenced later than the earliest of (i) two years after the applicable Notice Date; or (ii) one year after the date a claimant receives a decision from the Administrator regarding his appeal, or (iii) the date otherwise prescribed by applicable law.

Article V
Article VIELIGIBILITY

1.	CONDITIONS OF ELIGIBILITY
An Eligible Employee shall be eligible to participate hereunder on the date of such Employee’s employment with the Employer.

2.	EFFECTIVE DATE OF PARTICIPATION
With respect to salary reduction elections pursuant to Section 4.2 and Employer matching contributions pursuant to Section 4.1(b), an Eligible Employee shall become a Participant in the Plan effective as of the later of (a) his date of employment with the Employer and (b) the first day of the payroll period in which his deferral election becomes effective in accordance with the rules established pursuant to Section 4.2(j).
With respect to Employer discretionary contributions pursuant to Section 4.1(c), an Eligible Employee shall become a Participant effective as of the date on which such Employee satisfies the eligibility requirements of Section 3.1, subject to any additional eligibility requirements set forth under Section 4.1(c).
If, prior to the effective date of participation, an Employee who has satisfied the eligibility conditions set forth in Section 3.1 above and would otherwise have become a Participant, shall go from an ineligible classification of Employee to that of an Eligible Employee, such Employee shall enter into participation on the date such Employee becomes an Eligible Employee or, if later, the date the Employee would otherwise have entered the Plan had the Employee always been an Eligible Employee.
If, prior to the effective date of participation, an Employee who has satisfied the eligibility conditions set forth in Section 3.1 and would otherwise become a Participant, shall go from the classification of an Eligible Employee to an ineligible classification of Employees, such Employee shall enter into participation on the date such Employee again becomes an Eligible Employee, or, if later, the date the Employee would otherwise have entered into participation had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.	DETERMINATION OF ELIGIBILITY
The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.8.

4.	TERMINATION OF ELIGIBILITY
In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a non-eligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

5.	OMISSION OF ELIGIBLE EMPLOYEE
If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

6.	INCLUSION OF INELIGIBLE EMPLOYEE
If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

7.	REHIRED EMPLOYEES AND BREAKS IN SERVICE
(a)If any Participant becomes a Former Participant due to severance from employment with the Employer and is re-employed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the re-employment date.
(b)If any Participant becomes a Former Participant due to severance from employment with the Employer and is re-employed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:
(1)In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions (including, effective January 1, 2006, Elective Contributions), Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.
(2)A Former Participant shall participate in the Plan as of the date of re-employment.

(c)After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:
(1)one account for nonforfeitable benefits attributable to pre-break service; and
(2)one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.
(d)If any Participant becomes a Former Participant due to severance of employment with the Employer and is re-employed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to re-employment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.
Article VII
Article VIIICONTRIBUTION AND ALLOCATION

1.	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION
For each Plan Year, the Employer shall contribute to the Plan:
(a)The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.
(b)On behalf of a Participant who elects to defer Compensation in accordance with Section 4.2(a) hereof, a matching contribution equal to 100% of such Participant’s Deferred Compensation not in excess of 5% of his Compensation for the Plan Year, which amount shall be deemed an Employer Non-Elective Contribution. For purposes of the foregoing, the Employer shall accrue an incremental portion of the matching contribution separately each pay period during the Year, and shall contribute with respect to each pay period only the amount not in excess of 5% of the Participant’s Compensation for the period. After the end of the Plan Year, the Employer shall make a “true-up” contribution on behalf of each Participant, equal to the excess of the matching contribution payable for the entire Plan Year, as determined under the first sentence hereof, over the aggregate amount of the periodic contributions previously made for the Year.
(c)At its discretion, an amount allocated with respect to each quarter occurring in the Plan Year for each eligible Participant who is in a non-managerial workgroup (unless otherwise provided in Exhibit A) as set forth in Exhibit A (as updated from time to time by the Employer) equal to 5% of the Participant’s Compensation actually paid in such quarter

(the “Retirement Plus” contribution). In addition, at its discretion, the Employer shall contribute for each month during a Plan Year an additional amount for each eligible Participant who is in a non-managerial workgroup (unless otherwise provided in Exhibit A) as set forth in Exhibit A (as updated from time to time by the Employer) equal to 3% of the Participant’s Compensation (the “Retirement Advantage” contribution) for such month. Both the Retirement Plus and Retirement Advantage contributions shall each be deemed an Employer Non-Elective Contribution.
Notwithstanding any provision of the Plan to the contrary, effective as of January 1, 2007, Employees employed by LiveTV, LLC are not eligible to receive an allocation of any such discretionary Employer Non-Elective Contributions.
(d)Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. The Employer shall further contribute to the Plan the amount required under the “minimum gateway” rules of Regulation 1.401(a)(4)-8(b)(1)(vi) on behalf of all or certain Non-Highly Compensated Participants (as necessary) in order to allow the Plan to satisfy the requirements of Code Section 401(a)(4) on a “cross-tested” basis; provided, however, that each such Non-Highly Compensated Participant shall have an allocation rate (within the meaning of Regulation 1.401(a)(4)-8(b)(1)(vii)) that is not less than the lesser of five percent (5%) or one-third of the allocation rate of the Highly Compensated Participant with the highest allocation rate. The “minimum gateway” contribution described in the preceding sentence (i) shall be made solely if and to the extent that the Employer elects in its discretion to test on such “cross-tested” basis in a given Plan Year, (ii) shall not be deemed accrued by any Participant prior to the date it is actually made, and (iii) is intended to reflect the “minimum gateway” requirement of Regulation 1.401(a)(4)-8(b)(1)(vi), and shall have no application except as, and to the smallest extent, required by that regulation.
All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

2.	PARTICIPANT’S SALARY REDUCTION ELECTION
(a)Each Participant may elect to defer, from the Compensation otherwise payable to him during the Plan Year but for such election, an amount not exceeding the limits otherwise set forth in this Plan. A deferral election (or modification of an earlier election) may not be made with respect to Compensation that is currently available on or before the date the Participant executes such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.
The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant’s Elective Account.
All employees who are eligible to make elective deferrals under this Plan and who have or will have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy its provisions implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.
Each Participant may execute a separate Profit Sharing Deferral election on a form prescribed by the Plan Administrator pursuant to which such Participant may elect to defer the entire amount of any Profit Sharing Amount received on and after the effective date of the election through payroll reduction.
(b)The balance in each Participant’s Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.
(c)Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable (including any offset of loans) earlier than:
(1)a Participant’s severance from employment, Total and Permanent Disability, or death;
(2)a Participant’s attainment of age 59;
(3)the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));
(4)the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;
(5)the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or
(6)the proven financial hardship of a Participant, subject to the limitations of Section 6.11.
(d)For each Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year, except to the extent permitted under Section 4.2(a) and Code Section 414(v). If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount, which shall be distributed in a manner consistent with Section 4.2(f). The foregoing dollar limitations shall be adjusted annually pursuant to the method provided in the Code and Regulations.
(e)In the event a Participant has received a hardship distribution from the Participant’s Elective Account pursuant to Section 6.11(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.
(f)If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:
(1)the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;
(2)the Participant shall designate the distribution as Excess Deferred Compensation; and
(3)the Plan must designate the distribution as a distribution of Excess Deferred Compensation.
Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.
To the extent a Participant who is to receive a distribution pursuant to this Section 4.2(f) made both non-Roth Elective Deferrals and Roth 401(k) Contributions to the Plan for the relevant Plan Year, such distribution, whether of unmatched contributions or matched contributions, shall be distributed from the Participant’s non-Roth Elective Account and Roth 401(k) Contribution Account on a pro-rata basis, respectively.
(g)Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.
(i)Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.
(j)The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:
(1)An Eligible Employee may make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after first becoming eligible to participate in the Plan pursuant to Section 3.2. If the Eligible Employee fails to make an initial salary deferral election within such time, then such Eligible Employee may thereafter make an election in accordance with the rules governing modifications. Such election shall constitute a binding salary reduction agreement between such Employee and the Employer and shall be filed with the Administrator. Such election shall initially be effective beginning with the pay period during which or next following the acceptance of the salary reduction agreement by the Administrator, or as otherwise specified in rules established by the Administrator hereunder. The election shall not have retroactive effect, and shall remain in force until modified or revoked.
(2)A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing such new election with the Administrator. A modification shall not have retroactive effect, and shall remain in force until further modified or revoked.
(3)A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with such advance notice as may be acceptable to the Administrator. Such revocation shall become effective in accordance with the rules established by the Administrator hereunder. Furthermore, the termination of the Participant’s employment or the cessation of his participation for any other reason shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.
(4)The Administrator shall have authority to establish reasonable procedures governing the making of elections hereunder. These procedures shall determine the payroll period with respect to which elections shall become effective, with the aim of giving effect to elections promptly and without undue delay after being made and accepted, while at the same time taking into account the reasonable requirements of the Employer’s payroll, plan recordkeeping and other information systems.

3.	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION
The Employer shall make all contribution to the Plan within the applicable time limits prescribed by law. Subject to the preceding requirement and any other provision set forth in this Plan, the Employer may make its contributions to the Plan for a particular Plan Year at such time or times as the Employer, in its sole discretion, may determine.

4.	ALLOCATION OF CONTRIBUTION AND EARNINGS
(a)The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.
(b)The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:
(1)With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.
(2)With respect to the Employer Non-Elective Contribution (“matching contribution”) made pursuant to Section 4.1(b), to each Participant’s Account in accordance with Section 4.1(b).
Any Participant actively employed at any time during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.
(3)With respect to the Employer Non-Elective Contribution (“discretionary contribution”) made pursuant to Section 4.1(c), in the amounts described in such Section 4.1(c).
Only Participants who are actively employed on the last day of the applicable quarter shall be eligible to share in the Retirement Plus contribution described in Section 4.1(c) attributable to that quarter. An Employee who is on an approved leave of absence as of the last day of the applicable quarter, including an unpaid leave of absence, shall be deemed to be actively employed for purposes of the foregoing requirement unless the Employer has determined that such Employee is not reasonably expected to return to employment at the expiration of such leave.
Notwithstanding anything herein to the contrary, except as otherwise provided in an applicable Exhibit, the “discretionary contribution” shall not be made to any participant whose job classification is a “manager” or above on the last day of the period for which such contribution is made.
(c)On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Sections 3.5 and 6.9, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the Employer’s contributions hereunder.
(d)For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).
(e)Notwithstanding the first sentence of the second paragraph of Section 4.4(b)(3) above, however, (1) a Participant who is no longer actively employed on the last day of the applicable quarter on account of death or Total and Permanent Disability during the applicable quarter shall be entitled to share in the Retirement Plus contribution described in Section 4.1(c) for the applicable quarter; provided he had Compensation from the Employer in such quarter and (2) a Participant who is no longer actively employed on the last day of the applicable quarter on account of his retirement during the applicable quarter at or after Normal Retirement Age shall be entitled to share in the Retirement Plus contribution described in Section 4.1(c); provided he had Compensation from the Employer in such quarter.
(f)As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 4.12.
Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.
(g)Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Employee shall be equal to at least three percent (3%) of such Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and of this Section 4.4(g). The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.7(a), if any, shall not be taken into account.
No such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.
(h)For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.
(i)For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.
(j)For the purposes of this Section, “415 Compensation” in excess of $200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If “415 Compensation” for any prior determination period is taken into account in determining a Participant’s minimum benefit for the current Plan Year, the “415 Compensation” for such determination period is subject to the applicable annual “415 Compensation” limit in effect for that prior period. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
(k)Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.
(l)Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.
(m)Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:
(1)The group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.
(2)If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.
(3)Nothing in this Section shall permit the reduction of a Participant’s accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

5.	ACTUAL DEFERRAL PERCENTAGE TESTS
(a)Maximum Annual Allocation: The annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:
(1)The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group multiplied by 1.25, or
(2)The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and the applicable regulations under Regulation 1.401(k) are incorporated herein by reference.
(b)For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.
(c)For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.
(d)In the event this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.
(e)The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions,

or both) were made under a single arrangement for purposes of determining such Highly Compensated Employee’s actual deferral ratio. If a Highly Compensated Employee participates in two or more arrangements described in Code Section 401(k) of the Employer that have different plan years, all Elective Contributions made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before 2006, if the plans have different Plan Years, then all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(k).
(f)Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan” within the meaning of Regulation Section 1.401(k)-6. Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants.

6.	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:
(a)On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant’s Elective Contributions distributed until the total amount of Excess Contributions has been distributed, or until the amount of such Participant’s Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant’s taxable year ending with or within such Plan Year. However, any Highly Compensated Participant who is eligible to make Catch-Up Contributions pursuant to Section 4.2(a) shall have any amount that would have otherwise been distributed pursuant to this Section recharacterized as a Catch-Up Contribution (up to the maximum catch-up dollar limitation).
(1)With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:
(i)may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;
(ii)shall be adjusted for Income; and
(iii)shall be designated by the Employer as a distribution of Excess Contributions (and Income).
(2)Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income. To the extent a Participant who is to receive a distribution of Excess Contributions made both non-Roth Elective Deferrals and Roth 401(k) Contributions to the Plan for the relevant Plan Year, such distribution shall be distributed from the Participant’s non-Roth Elective Account and Roth 401(k) Contribution Account on a pro-rata basis.
(3)Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.
(b)Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:
(1)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensated for the year bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.
(2)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.
(3)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita).
(4)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).
(5)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or, effective for Plan Years beginning January 1, 2006, until such Non-Highly Compensated Participant has received the lesser of the maximum “annual addition” pursuant to Section 4.9. or the maximum that may be taken into account in the tests set forth in Section 4.5(a) under Regulation Section 1.401(k)-2(a)(6).

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.
(c)If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

7.	ACTUAL CONTRIBUTION PERCENTAGE TESTS
(a)The “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the greater of:
(1)125 percent of such percentage for the Non-Highly Compensated Participant group; or
(2)the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. The provisions of Code Section 401(m) and the applicable regulations under Regulations 1.401(m) are incorporated herein by reference.
(b)For the purposes of this Section and Section 4.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:
(1)the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to
(2)the Participant’s “414(s) Compensation” for such Plan Year.
(c)For purposes of determining the “Actual Contribution Percentage,” only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified nonelective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.
(d)In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).
(e)For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Employer or an Affiliated Employer to which “matching contributions,” nondeductible voluntary Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio. However, if the plans have different plan years, then for purposes of Plan Years beginning prior to January 1, 2006, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(m).
(f)For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.
(g)Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(m)-5. The provisions of Code Section 401(m)(5)(C) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

8.	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS
(a)In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.7(b)(1), the Vested portion of such contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested contributions attributable to Employer matching contributions (and Income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.
If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant’s Account attributable to Employer matching contributions after the correction shall be subject to Section 6.5(g).
(b)Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.
(c)Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.
Forfeited matching contributions that are reallocated to Participants’ Accounts for the Plan Year in which the forfeiture occurs shall be treated as an “annual addition” pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.
(d)The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).
(e)If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).
(f)Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Account of each Non-Highly Compensated eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:
(1)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.
(2)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in equal amounts (per capita).
(4)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).
(5)A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied), effective for Plan Years beginning January 1, 2006, until such Non-Highly Compensated Participant has received the lesser of the maximum “annual addition” pursuant to Section 4.9. or the maximum that may be taken into account in the tests set forth in Section 4.5(a) under Regulation Section 1.401(m)-2(a)(6).
Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

9.	MAXIMUM ANNUAL ADDITIONS
(a)Notwithstanding the foregoing, the maximum “annual additions” that may be contributed or allocated to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $49,000, adjusted for increases in the cost of living as provided in Code Section 415(d) and pursuant to the Regulations, and (2) one hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed the maximum “annual additions,” the amount contributed or allocated will be reduced so that the “annual additions” for the “limitation year” will equal the maximum “annual additions,” and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).
(b)For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), that is part of a pension or annuity plan maintained by the Employer, and (5) amounts derived from contributions attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from service which is otherwise treated as an “annual addition.” Notwithstanding any provision of the Plan to the contrary, “annual additions” shall be determined consistent with Code Section 415 and the Regulations promulgated thereunder.
(c)For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1)    rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cashouts); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).
“Annual additions” for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.
(d)For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.
(e)For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan. Notwithstanding any provision of the Plan to the contrary, the Employer shall aggregate all defined contribution plans in accordance with the requirements set forth in Section 1.415(f)-1 of the Regulations.
(f)For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.
(g)For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

(h)(1)    If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”
(1)If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.
(2)If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.
(i)Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

10.	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
(a)If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be disposed of in the following manner:
(1)The Participant’s share of the Employer’s discretionary contributions pursuant to Section 4.1(c) will be reduced to the extent necessary to reduce the “excess amount.” The amount so reduced shall be held unallocated in a “Section 415 suspense account” and will thereafter be applied to reduce future Employer contributions in the succeeding “limitation years” as provided in Regulation 1.415-6(b)(6)(i).
(2)If, after the application of subparagraph (1) above, an “excess amount” still exists, any unmatched Deferred Compensation of the Participant will be reduced to the extent necessary to reduce the “excess amount.” The Deferred Compensation so reduced (and any gains attributable to such Deferred Compensation) will be distributed to the Participant. To the extent a Participant who is to receive a distribution under this subparagraph made both non-Roth Elective Deferrals and Roth 401(k) Contributions to the Plan for the relevant Plan Year, such distribution shall be distributed from the Participant’s unmatched non-Roth Elective Account and unmatched Roth 401(k) Contribution Account on a pro-rata basis.
(3)If, after the application of subparagraph (2) above, an “excess amount” still exists, any Deferred Compensation which is matched and the matching contributions which relate to such Deferred Compensation will be reduced proportionately to the extent necessary to reduce the “excess amount.” The Deferred Compensation so reduced (and any gains attributable to such Deferred Compensation) will be distributed to the Participant, and the Employer matching contributions so reduced (and any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next “limitation year.” To the extent a Participant who is to receive a distribution under this subparagraph made both non-Roth Elective Deferrals and Roth 401(k) Contributions to the Plan for the relevant Plan Year, such distribution shall be distributed from the Participant’s non-Roth Elective Account and Roth 401(k) Contribution Account on a pro-rata basis.
(b)For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.9.
(c)For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.”
(d)Effective January 1, 2008, notwithstanding anything herein to the contrary, any “annual additions” that are determined to be excess under this Section shall only be corrected as permissible under applicable guidance, including the Employee Plans Compliance Resolution System that is issued by the Internal Revenue Service.

11.	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS
(a)With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401(a) by Participants, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require written assurances that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a “Participant’s Transfer/Rollover Account.” The portion of the Participant’s Transfer/Rollover Account attributable to any transfer shall be fully Vested at all times and shall not be subject to Forfeiture for any reason, except as otherwise provided in the conditions governing such transfer or in an amendment to the Plan relating thereto.
Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).
(b)With the consent of the Administrator, the Plan may accept a “rollover” by Participants, as specified below, provided the rollover will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any rollover to which this Section applies, the Administrator may require the Employee to furnish written assurances that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a the Participant’s

Transfer/Rollover Account and shall be fully Vested at all times and not subject to Forfeiture for any reason.
(1)Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from: (a) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (b) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and (c) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, except to the extent that such distribution consists of amounts attributable to after-tax employee contributions.
(2)Participant Rollover Contributions from Other Plans. The Plan will accept a participant contribution of an eligible rollover distribution from: (a) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (b) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; (c) an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, except to the extent that such distribution consists of amounts attributable to after-tax employee contributions.
(3)Participant Rollover Contributions from IRAs. The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income of the distributee.
(4)Rollover Contributions of After-Tax Employee Contributions Not Accepted. Notwithstanding anything to the contrary herein, the Plan will not accept a rollover contribution or any portion of a rollover contribution that consists of amounts attributable to after-tax employee contributions that would otherwise (but for the making of such rollover contribution) be excludible from the gross income of the distributee.
(c)Amounts in a Participant’s Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.
(d)The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant’s Transfer/Rollover Account. Any distributions of amounts held in a Participant’s Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Such amounts (including the earnings thereon) shall be disregarded in determining whether an involuntary cashout of benefits may be made without Participant consent.
(e)The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.
(f)This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.
(g)Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 8.1.

12.	DIRECTED INVESTMENT ACCOUNT
(a)Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.
(b)As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:
(1)to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and
(2)to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.
(c)Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.
(d)The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:
(1)the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investment Options;

(2)the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;
(3)applicable restrictions on transfers to and from any Designated Investment Alternative;
(4)any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;
(5)a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and
(6)general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:
(i)the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;
(ii)any designated Investment Managers; and
(iii)a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.
(e)With respect to any Employer stock which is allocated to a Participant’s Directed Investment Option, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of Employer stock, (hereinafter referred to as the “Stock Rights”) as follows:
(1)each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;
(2)such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and
(3)to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.
(f)Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.
(g)The Administrator may, in its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

13.	QUALIFIED MILITARY SERVICE
Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u).

Article IX
Article XVALUATIONS

1.	VALUATION OF THE TRUST FUND
The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

2.	METHOD OF VALUATION
In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

Article XI
Article XIIDETERMINATION AND DISTRIBUTION OF BENEFITS

1.	DETERMINATION OF BENEFITS UPON RETIREMENT
Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Sect on 6.5, provided, however, that no distribution under this paragraph shall be made without the consent of the Participant.

2.	DETERMINATION OF BENEFITS UPON DEATH
(a)Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary. Effective January 1, 2007, a Participant who dies while performing qualified military service (as defined under section 414(u) of the Code) shall be treated as if he had resumed employment as of the date of his death and then incurred a termination of employment. As a consequence, such Participant shall become fully (100%) vested as of the date of such deemed termination of employment.
(b)Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.
(c)Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.
(d)The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.
(e)The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:
(1)the spouse has waived the right to be the Participant’s Beneficiary, or
(2)the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or
(3)the Participant has no spouse, or
(4)the spouse cannot be located.
In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time change or revoke a designation of a Beneficiary by filing written notice of such change or revocation with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.
(f)In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid to the Participant’s estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.
(g)Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.
(h)Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

3.	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY
In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Combined Account.

4.	DETERMINATION OF BENEFITS UPON TERMINATION
(a)If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.
Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.
If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid immediately to such Participant in a single lump sum. For purposes of this provision and the provisions of Section 6.5(b), the value of a Participant’s Vested benefit shall be determined without regard to that portion of his Account that is attributable to rollover contributions (and earnings allocable thereto) as defined in Code Section 411 (a)(11)(D).
(b)Effective January 1, 2007, a Participant shall become fully Vested in the Participant’s Account attributable to Employer discretionary contributions made pursuant to Section 4.1(c) upon his completion of three (3) Years of Service.
(c)The Vested portion of any Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(b) shall be a percentage of the total of such amount credited to the Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:
Vesting Schedule

Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(d)Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.
(e)Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.
(f)The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:
(1)the adoption date of the amendment,
(2)the effective date of the amendment, or
(3)the date the Participant receives written notice of the amendment from the Employer or Administrator.

5.	DISTRIBUTION OF BENEFITS
(a)The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment in cash.
(b)Any distribution to a Participant who has a Vested benefit that exceeds $5,000 shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent.
(c)The following rules will apply to the consent requirements set forth in subsection (b):
(1)The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(d).
(2)Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.
(3)Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.
(4)No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.
Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.
(d)Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits made on or after January 1, 1997, shall be made in accordance with the following requirements and shall otherwise comply with Code Section and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1)A Participant’s benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2. Such distributions shall be equal to or greater than any required distribution.
(2)Distributions to a Participant and the Participant’s Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.
(e)For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse may, at the election of the Participant or the Participant’s spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.
(f)All annuity Contracts under this Plan shall be nontransferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.
(g)If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:
X equals P (AB plus D) - D
where “P” is the Vested percentage at the relevant time, “AB” is the account balance at the relevant time, and “D” is the amount of the distribution.

6.	DISTRIBUTION OF BENEFITS UPON DEATH
(a)The death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary in one lump-sum payment in cash subject to the rules of Section 6.6(b).
(b)Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant’s interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant’s Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant’s date of death occurs.
However, in the event that the Participant’s spouse (determined as of the date of the Participant’s death) is the designated Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.
(c)For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

7.	TIME OF SEGREGATION OR DISTRIBUTION
Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution the distribution may be made on such date or as soon thereafter as is practicable. The payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; or (b) the date the Participant terminates service with the Employer.
Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is “immediately distributable” (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section. Notwithstanding the foregoing, the Participant’s benefit payment date shall in no event be later than the date described in Section 6.5(d).

8.	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY
In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

9.	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a certified letter, return receipt requested, to the last known address of such person, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, effective January 1, 2001, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

10.	PRE-RETIREMENT DISTRIBUTION
Unless otherwise provided, at such time as a Participant shall have attained the age of 5911 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant, excluding that portion of his Participant’s Account attributable to Employer discretionary contributions made pursuant to Section 4.1(c). In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

11.	ADVANCE DISTRIBUTION FOR HARDSHIP
(a)The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of (1) 100% of the sum of the Participant’s Elective Account and the Vested portion of the Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(b) and discretionary contributions made pursuant to Section 4.1(c), valued as of the last Valuation Date (less any applicable earnings) or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and the Participant’s Account attributable to Employer matching contributions made pursuant to Section 4.1(b) and discretionary contributions made pursuant to Section 4.1(c), as applicable, shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:
(1)Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Regulation 1.401(k)-1(d)(3)(iii)(B)(3)) or necessary for these persons to obtain medical care as described in Code Section 213(d);
(2)The costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(3)Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant and the Participant’s spouse, children, or dependents (as defined in Regulation 1.401(k)-1(d)(3)(iii)(B)(3));
(4)Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;
(5)Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(6)Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Regulation 1.401(k)-1(d)(3)(iii)(B)(3)).
(b)No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
(2)The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and
(3)The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and after-tax voluntary Employee contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution.
(c)Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited solely to the Participant’s total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section and Section 6.10.
(d)Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

12.	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION
All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

13.	LATEST TIME FOR MAKING DISTRIBUTION TO A TERMINATED PARTICIPANT
Notwithstanding anything to the contrary in Sections 6.5, 6.6 and 6.7, in the event that a terminated Participant’s account remains undistributed to him or his Beneficiary, in whole or in part, when the Participant attains (or would have attained, if still living) age 65, the Administrator shall immediately distribute such Participant’s entire nonforfeitable account balance.

14.	MILITARY WITHDRAWALS
Effective January 1, 2009, a Participant receiving differential military pay shall be treated as having a termination of employment for purposes of taking a distribution consisting of his Elective Contributions if he is absent from employment due to performing service in the uniformed services described in section 3401(h)(2)(A) of the Code. If a Participant elects to take a distribution pursuant to the foregoing, he shall be precluded from electing to have the Employer contribute Elective Contributions from his/her Compensation on his/her behalf to the Plan for six months following the date of the distribution.

Article XIII
Article XIVTRUSTEE

1.	BASIC RESPONSIBILITIES OF THE TRUSTEE
(a)The Trustee shall have the following categories of responsibilities:

(1)Consistent with the “funding policy and method” determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;
(2)At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and
(3)To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 7.7.
(b)In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.
(1)The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.
(2)The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.
(3)The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee’s refusal or failure to comply with any directions from the Participant.
(4)Any costs and expenses related to compliance with the Participant’s directions shall be borne by the Participant’s Directed Account, unless paid by the Employer.
(c)If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

2.	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE
(a)The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Profit Sharing Plan and Trust.

(b)The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and recordkeeping nature.

3.	OTHER POWERS OF THE TRUSTEE
The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:
(a)To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(b)To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contractor at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(c)To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;
(d)To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(e)To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(f)To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;
(g)To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
(h)To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(i)To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(j)To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;
(k)To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;
(l)To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon;
(m)To invest in Treasury Bills and other forms of United States government obligations;
(n)To invest in shares of investment companies registered under the Investment Company Act of 1940;
(o)To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;
(p)To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;
(q)To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and Trust and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;
(r)To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;
(s)To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

4.	LOANS TO PARTICIPANTS
(a)The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.
(b)Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or
(2)one-half (1/2) of the present value of the nonforfeitable accrued benefit of the Participant under the Plan.
For purposes of this limit, all plans of the Employer shall be considered one plan.
(c)Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).
(d)Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:
(1)the identity of the person or positions authorized to administer the Participant loan program;
(2)a procedure for applying for loans;
(3)the basis on which loans will be approved or denied;
(4)limitations, if any, on the types and amounts of loans offered;
(5)the procedure under the program for determining a reasonable rate of interest;
(6)the types of collateral which may secure a Participant loan; and
(7)the events constituting default and the steps that will be taken to preserve Plan assets.
Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.
(e)Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.
(f)Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

5.	DUTIES OF THE TRUSTEE REGARDING PAYMENTS
At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

6.	TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES
The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the

Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.	ANNUAL REPORT OF THE TRUSTEE
(a)Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:
(1)the net income, or loss, of the Trust Fund;
(2)the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;
(3)the increase, or decrease, in the value of the Trust Fund;
(4)all payments and distributions made from the Trust Fund; and
(5)such further information as the Trustee and/or Administrator deems appropriate.
(b)The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.	AUDIT
(a)If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.
(b)All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.
(c)If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

9.	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
(a)Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.
(b)Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee’s removal.
(c)Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.
(d)The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.
(e)Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

10.	TRANSFER OF INTEREST
Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

11.	TRUSTEE INDEMNIFICATION
The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee’s power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

12.	DIRECT ROLLOVER; MANDATORY DISTRIBUTIONS
(a)General. A Distributee may elect, at the time and in the manner prescribed by forms provided by the record-keeper for the Plan, to have any portion of an Eligible Rollover Distribution of at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding any provision of the Plan to the contrary, for any mandatory distribution made under Section 6.4(a) of the Plan that is greater than $1,000 but less than or equal to $5,000, such distribution shall be paid in a Direct Rollover to an individual retirement account designated by the Administrator, unless the Participant previously elected to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly.
(b)Definitions. For the purpose of this Section, the following terms shall have these meanings:
(1)Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship withdrawal; and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective January 1, 2007, the nontaxable portion of an Eligible Rollover Distribution may be rolled over tax-free to an Eligible Retirement Plan as specified below if the Eligible Retirement Plan provides for separate accounting of the amount transferred and earnings on such amounts.
(2)Eligible Retirement Plan. (A) an individual retirement account described in Code section 408(a), (B) an individual retirement annuity described in Code section 408(b) (other than an endowment contract), (C) an annuity plan described in Section 403(a), (D) a qualified plan described in Code section 401(a) the terms of which permit the acceptance of the Distributee’s Eligible Rollover Distribution, (E) an eligible deferred compensation plan described in Code section 457(b) that is maintained by an eligible employer described in Code section 457(e)(I)(A) that shall separately account for the distribution or (F) an annuity contract described in Code section 403(b). The portion of any Eligible Rollover Distribution that consists of after-tax employee contributions only may be paid to any Eligible Plan described in (A) or (B), a qualified plan described in (C) or (D) or a plan described in (F) that separately accounts for the amounts transferred earnings on such amounts. The $500 minimum in Section 7.12(a) is applied by treating any amount distributed from the Participant’s Roth 401(k) Account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

(3)Distributee. A Participant, a Former Participant, a Participant’s or Former Participant’s surviving spouse and a Participant’s or Former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, within the meaning of Code section 414(p).
(4)Direct Rollover. A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
(c)The Plan will not provide for a Direct Rollover (including an automatic rollover) for distributions from a Participant’s Roth 401(k) Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth 401(k) Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, Eligible Rollover Distributions from a Participant’s Roth 401(k) Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.
(d)Effective January 1, 2010, any distribution of benefits to the beneficiary of a deceased Participant who is not the surviving spouse of the Participant may be transferred in a direct trustee-to-trustee transfer to an individual retirement account or annuity under Code Sections 408(a) and (b) established for the purpose of receiving such distribution and which will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11), if such distribution otherwise meets the requirements set forth in subsection (b) above. Such direct rollover of a distribution by a nonspouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of Code Section 402(c). Eligible Retirement Plan shall include an individual retirement account or annuity under Code Sections 408(a) and (b) established for the purpose of receiving a distribution that is rolled over from a nonspouse distributee, but only if the conditions set forth herein above are satisfied. Distributee shall include a nonspouse beneficiary, but only if the conditions set forth above are satisfied.
(e)No distribution of an Eligible Rollover Distribution shall commence less than 30 days after the Participant receives the notice required under the provisions of section 1.411(a)-11(c) of the regulations under section 411(a)(11) of the Code unless the Participant receives written notice that he has a right to a period of at least 30 days after receipt of the notice to consider whether he wants to exercise the rollover election described instead of receiving a distribution.
(f)A “qualified rollover contribution” as described in Code Section 408A(e) may be made from the Plan to a Roth IRA in a Direct Rollover subject to the rules and provisions set forth in Section 408A(e) of the Code and any regulations issued there under.
(g)The $500 minimum in Section 7.12(a) is applied by treating any amount distributed from the Participant’s Roth 401(k) Account as a separate distribution from any amount distributed from the Participant’s other accounts in the Plan, even if the amounts are distributed at the same time.

13.	EMPLOYER SECURITIES AND REAL PROPERTY
The Trustee shall be empowered to acquire and hold “qualifying Employer securities” and “qualifying Employer real property,” as those terms are defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any “qualifying Employer securities” or “qualifying Employer real property” if, immediately after the acquisition of such securities or property, the fair market value of all “qualifying Employer securities” and “qualifying Employer real property” held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.

Article XV
Article XVIAMENDMENT, TERMINATION AND MERGERS

1.	AMENDMENT
(a)The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.
(b)No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
(c)Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:
(d)The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
(e)The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

2.	TERMINATION
(a)The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).

3.	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).

Article XVII
Article XVIIITOP HEAVY PROVISIONS

1.	TOP HEAVY PLAN REQUIREMENTS
For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4(d) of the Plan. The Top Heavy requirements of Code Section 416 and of this Section 9.1 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.

2.	DETERMINATION OF TOP HEAVY STATUS
(a)This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.
If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date, any accrued benefit or account for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.
(b)Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:
(1)the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.
(2)an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the

Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.
(3)the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
(4)any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.
(5)with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as distributions for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.
(6)with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.
(7)For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Sections 414(b), (c), (m) and (o) are treated as the same employer.
(c)“Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.
(1)Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.
In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.
In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.
(3)Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.
(4)An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.
(d)“Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.
(e)Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.
(f)“Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of: (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.
Article XIX
Article XXMISCELLANEOUS

1.	PARTICIPANT’S RIGHTS
This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

2.	ALIENATION
(a)Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.
(b)Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s Combined Account.
If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant’s Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.
(c)Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
(d)Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401 (a)(13)(C) and (D).

3.	CONSTRUCTION OF PLAN
This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not preempted by the Act.

4.	GENDER AND NUMBER
Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

5.	LEGAL ACTION
In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

6.	PROHIBITION AGAINST DIVERSION OF FUNDS
(a)Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.
(b)In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
(c)Except for Sections 3.5, 3.6, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

7.	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE
The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

8.	INSURER’S PROTECTIVE CLAUSE
Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.	RECEIPT AND RELEASE FOR PAYMENTS
Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.	ACTION BY THE EMPLOYER
Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

12.	HEADINGS
The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

13.	APPROVAL BY INTERNAL REVENUE SERVICE
Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall, be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

14.	UNIFORMITY
All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

Article XXI
Article XXIIMINIMUM DISTRIBUTION REQUIREMENTS

1.	GENERAL RULES
1.Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for 2002 will be determined under the provisions of the Plan in effect prior to the effective date of this Article.
3.Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.
4.Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code § 401(a)(9).

2.	TIME AND MANNER OF DISTRIBUTION
1.Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
2.Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
(b)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(c)If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 11.2.2, other than Section 11.2.2(a), will apply as if the surviving spouse were the Participant.
For purposes of this Section 11.2.2 and Section 11.4, unless section 11.2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If section 11.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 11.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 11.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.
3.Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 11.3 and 11.4 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury regulations.

3.	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME
1.Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(b)if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
2.Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

4.	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH
1.Death On or After Date Distributions Begin.
(a)Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
(1)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
2.Death Before Date Distributions Begin.
(a)Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 11.4.1.

(b)No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.2.2(a), this Section 11.4.2 will apply as if the surviving spouse were the Participant.

5.	DEFINITIONS
1.Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.2 of the Plan and is the designated Beneficiary under Code § 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
2.Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
3.Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
4.Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
5.Required beginning date. The date specified in Section 6.5(d)(1) of the Plan.

6.	REQUIRED MINIMUM DISTRIBUTIONS FOR 2009.
Notwithstanding this Article XI or Sections 6.5 or 6.6 of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), shall not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence shall be given the opportunity to elect to receive the distributions described in the preceding sentence. A Direct Rollover shall be offered only for distributions that would be Eligible Rollover Distributions without regard to section 401(a)(9)(H) of the Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Plan has been executed as of _____________ ________, 2013, to become effective January 1, 2013, except as otherwise specifically provided herein.

JETBLUE AIRWAYS CORPORATION
By:
Name:
Title:

Exhibit A
Non-Managerial and Managerial Workgroups
Eligible for Retirement Advantage Contributions

Group Name	Effective Date
Non-managerial Pilots	August 1, 2012
Non-managerial Dispatch and Controllers in System Operations	April 1, 2013
Managerial Pilots	January 1, 2014
Non-managerial Technicians and Inspectors	January 1, 2014

Managerial Workgroups
Eligible for Retirement Plus Contributions

Group Name	Effective Date
Managerial Pilots	January 1, 2014